UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2011

CEREPLAST, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34689	91-2154289
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 N. Continental, Suite 100, El Segundo California	90245
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 615-1900

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
Cereplast, Inc. (the “Company”) held its Annual Meeting of Shareholders on November 21, 2011 (the “Annual Meeting”). A total of 10,261,310 shares of common stock, representing 64.97% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting as set forth in the Proxy Statement are as follows:
Proposal 1. All of the five (5) nominees for director were elected to serve until the 2012 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the five (5) directors was as follows:

Directors	For	Withheld	Abstain	Broker Non-Vote
Frederic Scheer	5,045,662	36,132	n/a	5,179,516
Jacques Vincent	4,510,482	571,312	n/a	5,179,516
Petros Kitsos	4,511,007	570,787	n/a	5,179,516
Craig Peus	5,037,947	43,847	n/a	5,179,516
Franklin Hunt	5,037,947	43,847	n/a	5,179,516
Proposal 2. The appointment of HJ Associates & Consultants, LLP as the Company’s independent registered public accounting firm for its fiscal year ended December 31, 2011 was ratified and approved by the shareholders by the votes set forth in the table below:

For	Against	Abstain
10,094,504	99,111	67,695
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: November 22, 2011

CEREPLAST, INC.
/s/ Frederic Scheer
Frederic Scheer
Chief Executive Officer